                                                                   EXHIBIT 99.03


                 CONSENT OF A PERSON ABOUT TO BECOME A DIRECTOR

        The undersigned hereby consents to becoming a director of VERITAS Holding Corporation. The undersigned also consents to the use of his name in the VERITAS Holding Corporation Registration Statement on Form S-4.


                                                  /s/ GEOFFREY SQUIRE
Date:  March 31, 1999                  ----------------------------------------
                                                    Geoffrey Squire